Exhibit 4.18
FIRST AMENDMENT TO
REGISTRATION RIGHTS AGREEMENT
This FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made as of December 11, 2020 and amends that certain Registration Rights Agreement, dated as of May 19, 2020 (the “Original Agreement”), by and among ADC Therapeutics SA, a Swiss stock corporation (société anonyme) (the “Company”), and Deerfield Partners, L.P. and Deerfield Private Design Fund IV, L.P (each individually, a “Lender” and together, the “Lenders”). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement.
RECITALS:
WHEREAS, the Original Agreement, pursuant to Section 11 thereof, may be amended by the written consent of the Company and the holders of a majority in interest of then-outstanding Registrable Securities;
WHEREAS, the Original Agreement requires that, on or prior to the date that is forty-five (45) days after the six (6) month anniversary of the effective date of the registration statement for the Qualifying IPO, the Company must prepare and file with the SEC a Registration Statement on Form S-1, covering, among other requirements, the resale of all of the Registrable Securities relating to the Initial Notes, with such Registration Statement referred to in the Original Agreement as the “Mandatory Registration Statement;”
WHEREAS, the Original Agreement also requires that, if the Subsequent Note Issuance Date has not occurred prior to the date of the submission of the Company’s acceleration request with respect to the Mandatory Registration Statement, the Company must prepare and, on or prior to the date that is thirty (30) days following the Subsequent Note Issuance Date, file with the SEC a Registration Statement on Form S-1, covering among other requirements, the resale of all of the Registrable Securities that are not at the time covered by the Mandatory Registration Statement; and
WHEREAS, the Company and the Lenders, which constitute the holders of all of the Registrable Securities, desire to amend the Original Agreement to (i) remove the requirement that the Company file the Mandatory Registration Statement and (ii) provide that the Company must file the Subsequent Mandatory Registration Statement with the SEC on or prior to the date that is fifteen (15) days following the Subsequent Note Issuance Date.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Lenders hereby agree pursuant to Section 11 of the Original Agreement as follows:

1.    Amendments to Original Agreement.
(a)    Amendment to Section 1(a)(vi). The definition of “Filing Deadline” in Section 1(a)(vi) of the Original Agreement is hereby amended and restated to read in its entirety as follows:
“(vi) “Filing Deadline,” for the Subsequent Mandatory Registration Statement required pursuant to Section 2(a)(ii), shall mean the Subsequent Filing Deadline, and for each Registration Statement required pursuant to Section 2(a)(iv) shall mean the Additional Filing Deadline.”
(b)    Amendment to Section 2(a)(i). Section 2(a)(i) of the Original Agreement is hereby amended and restated to read in its entirety as follows:
“[RESERVED]”
(c)    Amendment to Section 2(a)(ii). Section 2(a)(ii) of the Original Agreement is hereby amended and restated to read in its entirety as follows:
“(ii) The Company shall prepare, and, on or prior to the date that is fifteen (15) days following the Subsequent Note Issuance Date (the “Subsequent Filing Deadline”), file with the SEC a Registration Statement (the “Subsequent Mandatory Registration Statement”) on Form S-1, covering the resale of all of the Registrable Securities, which Registration Statement, to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional Common Shares as may become issuable upon exercise of or otherwise pursuant to the Notes.”

(d)    Amendment to Section 2(a)(v). Section 2(a)(v) of the Original Agreement is hereby amended and restated to read in its entirety as follows:
“(v) Notwithstanding the foregoing, if at the time the Company is required to file a Subsequent Mandatory Registration Statement pursuant to Section 2(a)(ii) or an additional Registration Statement pursuant to Section 2(a)(iv), the Company is eligible to use Form S-3 to register the resale of securities by the Investors, then the Company shall file such Registration Statement on Form S-3.”
(e)    Amendment to Section 3(g). Section 3(g) of the Original Agreement is hereby amended and restated to read in its entirety as follows:
“g. The Company shall permit one outside legal counsel designated by the Investors (which shall be Katten Muchin Rosenman LLP (Attn: Mark D. Wood) or such other counsel as shall have been designated by the Investors) (“Legal Counsel”) to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof, but excluding the Company’s filings under the Exchange Act and excluding any amendment or supplement to a Registration

Statement that is substantially similar to the Company’s filings under the Exchange Act), a reasonable period of time prior to their filing with the SEC (not less than five (5) Business Days) and not file any documents in a form to which Legal Counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to Legal Counsel; provided that, notwithstanding the foregoing, in no event shall the Company be (i) required to file any document with the SEC which in the view of the Company or its counsel contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading or (ii) prohibited from filing any document with the SEC which the Company or its counsel reasonably believes to be required by law to be so filed.”
2.    No Additional Changes. Except as expressly and specifically amended by this Amendment, all provisions of the Original Agreement shall remain in full force and effect according to their terms, and the Company and the Lenders shall continue to be bound by such Original Agreement as modified by this Amendment. In the event of any conflict between any provision of the Original Agreement and this Amendment, this Amendment shall control. From and after the date hereof, all references in the Original Agreement to “this Agreement” shall mean the Original Agreement as amended by this Amendment.
3.    Reports Under the 1934 Act; Restrictive Legends. The Company represents and warrants that it is, and at all times since May 14, 2020 has been, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and in compliance with the reporting requirements of the Exchange Act as required for purposes of paragraphs (b)(1)(i) and (c)(1) of Rule 144. Each of the Lenders hereby certifies that it is not an Affiliate of the Company and has not been an Affiliate of the Company within the preceding three months, and the Company and the Lenders hereby acknowledge and agree that (a) for purposes of Rule 144 and, in the case of the Initial Note Conversion Shares, subsection (d)(3)(ii) thereof, the holding period for the Initial Notes and any Initial Note Conversion Shares issued or issuable upon any conversion thereof commenced on May 19, 2020 (which is more than six months prior to the date hereof) and (b) as of the date hereof, the Initial Notes and all of the Initial Note Conversion Shares are eligible for sale by the Lenders under Rule 144. Accordingly, the Company hereby acknowledges and agrees that one of the Unrestricted Conditions (as defined in the Initial Notes) has been satisfied with respect to the Initial Notes and the Initial Note Conversion Shares and none of the Initial Notes and the Initial Note Conversion Shares are required to bear a restrictive legend. The Company further acknowledges that (i) the representations, warranties, acknowledgments and agreements of the Company in this Section 3 are being provided as a material inducement for the Lenders’ willingness to enter into this Amendment, and (ii) in effecting conversions of the Initial Notes and reselling (or engaging in other transactions in respect of) any Conversion Shares, the Lenders will rely on the representations, warranties, acknowledgments and agreements of the Company in this Section 3; provided that at any time before May 19, 2021, if the Company notifies the Lenders that “adequate current public information” (within the meaning of Rule 144(c)) with respect to the Company is not available, the Lenders shall not resell or engage in other transactions in respect of the Initial Notes or the Conversion Shares in reliance on Rule 144, until the Company notifies the Lenders that “adequate current public information” (within the meaning of Rule 144(c)) with respect to the Company is available; provided further that the

Company hereby agrees that it will promptly notify the Lenders that “adequate current public information” (within the meaning of Rule 144(c)) with respect to the Company is available. The Company hereby acknowledges and agrees, for the avoidance of doubt, that nothing contained herein shall in any way modify or waive the Company’s obligations or responsibilities under Section 9 (Reports Under the 1934 Act) of the Original Agreement or Section 6.8 (Qualifying IPO; SEC Documents; Financial Statements) of the Facility Agreement or shall in anyway impair or otherwise affect any of the Lenders’ or any other Secured Party’s rights or remedies under the Original Agreement, the Facility Agreement or any other Facility Documents in respect of such obligations and responsibilities, including without limitation in the event of any breach of default by the Company with respect thereto.
4.    Disclosure; No Inside Information. The Company represents and warrants that it is, and at all times has been, in compliance with its obligations under Section 6.17 (Disclosure; No Inside Information) of the Facility Agreement and hereby ratifies, confirms and reaffirms its obligations under Section 6.17 of the Facility Agreement. Without limiting the foregoing, the Company confirms that neither this Amendment nor any information contained herein or relating hereto constitutes Inside Information.
5.    Ratification; Facility Documents. The Company as Borrower under the Facility Agreement hereby ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Facility Agreement and the other Facility Documents, and the liens and security interests granted, created and perfected thereby. This Amendment shall be a “Facility Document” for all purposes under the Facility Agreement and other Facility Documents.
6.    Cost and Expense Reimbursement. Pursuant to Section 9.2 of the Facility Agreement, the Company is required to pay all reasonable and documented out-of-pocket costs and expenses of the Secured Parties of negotiation, preparation, execution, delivery, filing and administration of the Facility Documents and any amendments thereto. The Company hereby ratifies, confirms and reaffirms its cost and expense reimbursement obligations under Section 9.2 of the Facility Agreement and agrees to promptly reimburse the Lenders for all out-of-pocket costs and expenses, including legal fees, incurred by the Lenders in the negotiation, preparation, execution, delivery, filing and administration of this Amendment.
7.    Counterparts. This Amendment may be executed and delivered in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Amendment is delivered by facsimile transmission, by e-mail delivery of a “.pdf” format data file or by other electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, “.pdf” or other electronic signature page were an original thereof. No party hereto shall raise the use of a facsimile machine, e-mail delivery of a “.pdf” format data file or other electronic means to deliver a signature to this Amendment or the fact that such signature was transmitted or communicated through the use of a facsimile machine, e-mail delivery of a “.pdf” format data file or other electronic means as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.
8.    Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
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[Signature page follows]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this First Amendment to Registration Rights Agreement to be duly executed as of the date first written above.
COMPANY:

ADC THERAPEUTICS SA
By:    /s/ Michael Forer
Name:    Michael Forer
Title:    Vice Chairman & EVP

[Signature page to the First Amendment to the Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this First Amendment to Registration Rights Agreement to be duly executed as of the date first written above.

INVESTORS:

DEERFIELD PARTNERS, L.P.

By:     Deerfield Mgmt, L.P.,
    its General Partner

By:    J.E. Flynn Capital, LLC,
    its General Partner

By:     /s/ David J. Clark
    Name:     David J. Clark
    Title:     Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND IV, L.P.

By: Deerfield Mgmt IV, L.P., General Partner

By: J.E. Flynn Capital IV, LLC, General Partner

By:     /s/ David J. Clark
    Name:     David J. Clark
    Title:     Authorized Signatory

[Signature page to the First Amendment to the Registration Rights Agreement]